EXHIBIT 31.01


                                  CERTIFICATION
                                  -------------


I, Kenneth A. Shewer, Chief Executive Officer of Kenmar Advisory Corp., the Managing Owner of Kenmar Global Trust (the "Fund"), do hereby certify that:

1. I have reviewed this quarterly report on Form 10-Q of Kenmar Global Trust;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Fund as of, and for, the periods presented in this quarterly report;

4. The Fund's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as such term is defined in paragraph (c) of Exchange Act Rule 15d-14) for the Fund and we have:

       a) Designed such disclosure controls and procedures to ensure that material information relating to the Fund, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

       b) Evaluated the effectiveness of the Fund's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

       c)  presented  in  this  quarterly  report  our  conclusions   about  the
       effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The Fund's other certifying officer and I have disclosed, based on our most recent evaluation, to the Fund's auditors and the audit committee of the Fund's board of directors (or persons performing the equivalent functions):

       a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Fund's ability to record, process, summarize and report financial data and have identified for the Fund's auditors any material weaknesses in internal controls; and

       b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund's internal controls; and

6. The Fund's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


August 14, 2003


                                             By: /s/ Kenneth A. Shewer
                                                 ---------------------------
                                                 Kenneth A. Shewer
                                                 Chief Executive Officer





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